CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Wells-Gardner Electronics Corporation:

We consent to incorporation by reference in the Registration Statements on Form S-8 (#2-72090, #2-09137, #33-63920 and
#33-61535) of Wells-Gardner Electronics Corporation of our reports dated February 16, 1996, relating to the balance sheets of Wells-Gardner Electronics Corporation as of December 31, 1995 and 1994, and the related statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, and the related schedules, which reports are included in or incorporated by reference in the December 31, 1995 annual report on Form 10-K of Wells-Gardner Electronics Corporation

/s/ KPMG PEAT MARWICK LLP

Chicago, Illinois
March 19, 1996
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Independent Auditors' Report

The Board of Directors
Wells-Gardner Electronics Corporation:

Under date of February 16, 1996, we reported on the balance sheets of Wells-Gardner Electronics Corporation (Company) as of December 31, 1995 and 1994, and the related statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended
December 31, 1995, which are included in the 1995 annual report to shareholders. These financial statements and our report thereon are incorporated by reference in the annual report on Form 10-K of Wells-Gardner Electronics
Corporation. In connection with our audits of the aforementioned financial statements, we also audited the related financial statement schedule in the annual report on Form 10-K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ KPMG PEAT MARWICK LLP

Chicago, Illinois
February 16, 1996
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